UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2007

STAR RESORTS DEVELOPMENT INC.

(formerly Nabo Inc.)

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-135050

(Commission File Number)

98-05211492

(IRS Employer Identification No.)

14 Rue de Malagny, 1196 Gland, Switzerland

(Address of principal executive offices and Zip Code)

41.79.297.8336

(Registrant's telephone number, including area code)

NABO INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective April 17, 2007, we completed a merger with our subsidiary, Star Resorts Development Inc.. As a result, we have changed our name from “Nabo Inc.” to “Star Resorts Development Inc.”. We changed the name of our company to better reflect the direction and business of our company.

In addition, effective April 17, 2007 we have effected a seven for one stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 525,000,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 7,200,000 shares of common stock to 50,400,000 shares of common stock.

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Item 7.01	Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on April 19, 2007 under the new stock symbol “SRDP”. Our new CUSIP number is 855163 101.

Item 9.01	Financial Statements and Exhibits
3.01	Certificate of Change filed with the Nevada Secretary of State on April 5, 2007 to be effective on April 17, 2007
3.02	Articles of Merger filed with the Nevada Secretary of State on April 5, 2007 to be effective on April 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR RESORTS DEVELOPMENT INC.

/s/ David Craven

David Craven

President and Director

Date: April 19, 2007

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